UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported)    October 6, 2021

AVNET, INC.

(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)

(480) 643-2000

(Registrant’s telephone number, including area code.)

N/A

(Former name or former address, if changed since last report.)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common stock, par value $1.00 per share	AVT	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Maxim Integrated Products, Inc. (“Maxim”) has notified Avnet, Inc. (the “Company”) that, due to its acquisition by Analog Devices, Inc., Maxim intends to end its distribution relationship with the Company’s electronic components business. Maxim products accounted for approximately 3% of the Company’s sales during fiscal 2021. The Company will continue to pursue opportunities to support its customers and further strengthen and grow its supplier partnerships. Maxim’s distribution agreement with Premier Farnell remains in place.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is attached as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2021	AVNET, INC.

	By:	/s/ Thomas Liguori
Thomas Liguori
Chief Financial Officer